Exhibit 5.1

20 December 2023 The Board of Directors Genetic Technologies Limited 60-66 Hanover Street FITZROY VIC 3065	Partner: Andrew Gaffney andrew.gaffney@klgates.com T +61 3 9640 4329 Our ref: gaffnea:7377758.00047

Dear Sirs

Form F-3 Registration Statement

We have acted as Australian legal counsel for Genetic Technologies Limited ACN 009 212 328, a company incorporated under the laws of the Commonwealth of Australia (“Company”), in connection with its filing of a registration statement on Form F-3 (“Registration Statement”) under the Securities Act of 1933 (USA) as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (“SEC”).

The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set out in the prospectus contained in the Registration Statement (the “Prospectus”) and as, we are instructed, will be set out in one or more supplements to the Prospectus (each a “Prospectus Supplement”), of the Company’s ordinary shares without par value (“Shares”) represented by American Depositary Shares (as evidenced by American Depositary Receipts, each representing 30 Shares) (“ADS”), preference shares (“Preference Shares”), warrants (“Warrants”), or units (“Units”), in such amounts as will have an aggregate offering price not exceeding US$75,000,000 (the Shares, Preference Shares, Warrants and Units being referred to herein as the “Securities”).

The Registration Statement (including the Prospectus) and the Prospectus Supplement are hereinafter referred to as the “Documents”.

This opinion is given in relation to a proposed offering of the Securities under Rule 415 of the Securities Act.

Assumptions in providing our opinion

As to various questions of fact relevant to this opinion, we have relied on and assumed the accuracy of, without independent verification:

●	an online search of the Company on the Australian Securities and Investments Commission (“ASIC”) records on December 20, 2023 (“ASIC search”); and

●	the Company’s Constitution (a copy of which was provided to us by the Company).

Level 25 South Tower 525 Collins Street Melbourne VIC 3000 Australia

GPO Box 4388 Melbourne VIC 3001 DX 405 Melbourne

T +61 3 9205 2000 F +61 3 9205 2055 klgates.com

For the purpose of the opinions set out below, we have also assumed, with your agreement and without independent investigation or verification, that:

(a)	all signatures are genuine and all documents, instruments and certificates submitted to us as originals are authentic and conform exactly with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)	each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations there under;

(c)	all matters of internal management required by the constitution of each of the parties to the relevant documents have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(d)	any documents which purport to be governed by the law of any jurisdiction other than the federal and state laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the federal and state laws of the Commonwealth of Australia;

(e)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of the Securities;

(f)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of Shares or ADS under the Registration Statement;

(g)	all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing the ASIC search, in order for us to provide this opinion;

(h)	the issuance, sale, number or amount, as the case may be, and terms of the Securities, or any combination thereof, to be offered from time to time under the Documents will be duly authorised by the Company’s Board of Directors and the Company’s shareholders, in accordance with the Constitution of the Company, the listing rules of the ASX Limited (“ASX Listing Rules”) and applicable Australian law (each a “Corporate Action”), although not all required Corporate Actions in relation to issuance of the Securities have been taken as at the date of this opinion;

(i)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapters 2E, 2J, 6 or generally sections 1041H or 1043A) (“Corporations Act”) by entering into a Document or giving effect to any transaction in connection with a Document or undertaking or being involved in a transaction related to or connected with the Documents;

(j)	the Company will at all times duly comply with all its obligations under the Corporations Act, the ASX Listing Rules and otherwise required by law;

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(k)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time the Securities are issued or sold; and

(l)	the ASIC search we have examined is accurate and that the information disclosed by the search conducted by us is true and complete and that such information has not since then been altered and that such search did not fail to disclose any information which had been delivered for registration or filing against the Company’s records but which did not appear on the public records at the date of our search.

Opinion

Subject to (i) the Registration Statement (including the Prospectus), as amended (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption it will remain effective at the time of issuance of any Securities thereunder), (ii) an appropriate Prospectus Supplement with respect to the offering of the Securities (if applicable) being prepared, delivered and timely filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Securities to be sold pursuant to the Prospectus Supplement being duly authorized, executed and delivered by each of the Board of Directors, the Company’s shareholders and, where applicable, all other parties thereto (and will be in full force and effect at all times at which the Securities are offered or sold by the Company), (iv) the Board of Directors, the Company shareholders and appropriate officers of the Company have taken all necessary Corporate Action to approve the issuance of the Securities on the definitive terms established thereunder, (v) the agreed upon consideration being received for the issue of the Securities and related matters, and (vi) the terms of the issuance and sale of the Securities being in conformity with the Company’s Constitution, the Corporations Act and the ASX Listing Rules so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company in our opinion:

1.	the Shares will be legally issued, fully paid and non-assessable;

2.	the Preference Shares will be legal issued, fully paid and non-assessable;

3.	in the case of any Warrants, pursuant to a warrant agreement or agreements, approved by, or on behalf of, the Company’s Board of Directors and duly authorized, executed and delivered by the Company and between the Company and a warrant agent, the Warrants will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

4.	upon the exercise of any Warrants and the Company receiving any additional consideration which is payable upon the exercise of the Warrants, the Shares issuable upon the exercise of the Warrants will be legally issued, fully paid and non-assessable.

This opinion is limited to the federal and state laws of the Commonwealth of Australia and no opinion or representation is given in respect of the application of any foreign laws to the issue or transfer of the securities or the contents or generally the compliance of the Registration Statement, the Prospectus Supplement or any other matters under any applicable US laws or regulations.

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Applicability

This opinion is given as at the date of this letter and we undertake no obligation to investigate or review any matters arising after the date of this opinion nor to advise you of any changes or events (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this opinion which may affect our opinion.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document or relied upon for any purpose other than in connection with the offer, issuance and sale of Securities under the Registration Statement or any Prospectus Supplement from time to time without our prior written approval.

We consent to incorporation by reference of this opinion in the Registration Statement and to the reference of this firm under the caption “Legal Matters” therein, and we consent to the filing of this opinion as an exhibit 5.1 to the Company’s Registration Statement.

Yours faithfully

Andrew Gaffney

Partner

K&L Gates

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